 Exhibit 16.1

M&K CPAS, PLLC
363 N. Sam Houston Parkway E. Suite 650
Houston, TX 77060
832-242-9950

November 20, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of the Current Report on Form 8-K dated November 20, 2018 of Natural Health Farm Holdings Inc. and are in agreement with the statements regarding our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/M&K CPAS, PLLC

M&K CPAS, PLLC

Houston, Texas